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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) October 19, 2004
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                               HMI INDUSTRIES INC.
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             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                2-30905                36-1202810
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(State or Other Jurisdiction    (Commission    (I.R.S. Employer Incorporation or
of Organization)                File Number)          Identification No)


                              6000 Lombardo Center
                                    Suite 500
                             Seven Hills, Ohio 44131
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              (Address of Principal Executive Offices and Zip Code)

                                 (216) 986-8008
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 4.02. NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED
           AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On May 17, 2004 the Company announced through a press release that it was restating its financial statements for its fiscal years ended September 30, 2001, 2002, 2003 and for the quarter ended December 31, 2003.

On October 19, 2004, the Company's Audit Committee agreed with management's recommendation that the Company's consolidated financial statements for the fiscal years ended September 30, 2001, 2002, 2003, and for the quarter ended December 31, 2003 should be restated in order to reflect the application of EITF 01-9, "Accounting for Consideration Given by a Vendor to a Customer", which was issued in 2001 and concluded that the previously issued financial statements referred to above should not be relied upon because of errors in those financial statements. EITF 01-9 changed the way the Company accounts for the potential one million dollar award associated with its Distributor Development Program otherwise known as the Edge Success Program. The Audit Committee has discussed this conclusion with the Company's current and former independent registered public accounting firms.

The Company has finished the work on the restatements and expects to file an Amended Annual Report on Form 10-K/A for the year ended September 30, 2003 and an Amended Quarterly Report Form 10-Q/A for the quarter ended December 31, 2003, on October 22, 2004. In addition, on October 22, 2004 the Company expects to file its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004 which reflect, the application of EITF 01-9. None of the items that will be included in the restatement are attributable to fraud or misconduct. The Company believes that the adjustments will not affect its cash position in any prior or future period. The restatement results from the Company's response to a routine comment letter it received from the Securities and Exchange Commission covering prior filings.

The Company's balance sheets as of September 30, 2003 and 2002, and its statements of operations and of cash flows for the years ended September 30, 2003, 2002 and 2001 will be restated. The adjustments associated with the restatement will relate to the following:

Accrued Distributor Development Liabilities
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Pursuant to EITF 01-9, "Accounting for Consideration Given by a Vendor to a
Customer", which was issued in 2001, we changed the way we account for the potential one million dollar award for the Program. Prior to the adoption of EITF 01-9, we utilized the services of an independent actuary who developed a model based on our historical sales and other factors that identified, in aggregate, the probability of distributors reaching the goal (earning 30,000 credits for sales of our product units) thereby triggering our cash payment obligation. We recognized expense and recorded a liability based on that model. The original intentions of the Program were to aid Master Distributors in their retirement/succession plan and promote growth and retention within the new distributor network. Because of these original intentions and the long-term nature of this Program (fifteen years), management did not consider the implications of EITF 01-9 to the Program and therefore EITF 01-9 was not adopted in 2001 as required. Accordingly, we will restate our revenues to properly reflect the accrual for this award as a reduction of revenues, not as a selling and administrative expense. We have determined that for purposes of EITF 01-9 it is not possible to reasonably estimate such a liability. We will therefore accrue such awards assuming a maximum accrual rate whereby we assume each eligible distributor will earn the award. In other words, for each qualifying sale, we will record a liability by reducing revenue. Such a liability will only be derecognized (i.e. the accrual eliminated) when (i) the award is paid out or
(ii) when a distributor is no longer eligible for the award. For the years ended September 30, 2003, 2002 and 2001, this adjustment will (i) decrease sales by $4,369, $2,589 and $1,009, respectively, and (ii) decrease selling, general and administrative expenses by $713, $191 and $79, respectively. In addition, in the second quarter of fiscal 2001, $4,943 will be recorded which represents the cumulative effect of the adoption of EITF 01-9 since the inception of the Program in 1997.

     Tooling Assets
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In 2003, we performed an analysis on the potential impairment of certain tooling assets. We concluded from our analysis, which was based upon the held and used model that the tooling assets were fully impaired and accordingly we recorded an impairment charge of $1,613 as of September 30, 2003. We inadvertently omitted impairment charges of $98 for patents and trademarks relating to these tooling assets and will reflect such additional impairment in the restated 2003 consolidated financial statements.

     Deferred Tax Asset
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In 2003, we provided a full valuation allowance on our deferred tax assets. As a result of the restatement related to the Distributor Development Program, our recorded income in 2001 will change to a loss and will cause a significant cumulative loss for financial statement purposes. Accordingly, we determined that the impairment of our deferred tax assets should be reflected in the second quarter of fiscal 2001, when we first reflected the adoption of EITF 01-9. As a result we will reverse the original impairment recorded in fiscal 2003.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           HMI Industries Inc.
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                           (Registrant)


Date: October 22, 2004     By:  /s/  Julie A. McGraw
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                           Vice-President, Chief Financial Officer and Treasurer